UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   June 28, 2004

Z-Tel Technologies, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-28467	59-3501119
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 South Harbour Island Boulevard, Suite 220 Tampa, Florida 33602
(Address of Principal Executive Offices)

(813) 273-6261
(Telephone Number, Including Area Code)

ITEM 5.   OTHER EVENTS AND REQUIRED FD DISCLOSURE.

                 Effective June 28, 2004, Jeffrey A. Bowden, one of our founders, has resigned from our Board of Directors. Also, Robert A. Curtis, our Senior Vice-President – Strategic Planning and President of Z-Tel Network Services, Inc., has resigned those offices to take a position with a large consulting firm.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:   July 2, 2004.

Z-TEL TECHNOLOGIES, INC.
By:	/s/ D. Gregory Smith
Name:	D. Gregory Smith
Title:	Chief Executive Officer

A signed original of this Form 8-K has been provided to Z-Tel Technologies, Inc. and will be retained by Z-Tel Technologies, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.